REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 19, 2006, by and between Jinpan International Limited, a British Virgin corporation, with its principal offices at c/o Hainan Jinpan Electric Company, 4-1 No. 100 Nanhai Avenue, Jinpan Development Area, Haikou, Hainan 570216 P.R.C. (the "Company"), and CD Investment Partners, Ltd. (the "Buyer").

WHEREAS:

A.    In connection with the Securities Purchase Agreement by and between the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell on the date hereof to the Buyer 52,632 shares (the "Common Shares") of the Company's common stock, par value $0.018 per share (the "Common Stock").

B.    To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.    Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a.    "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

b.    "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

c.    "Effective Date" means the date the Registration Statement has been declared effective by the SEC.

d.    "Effectiveness Deadline" means the date that is 120 days following the Closing Date.

e.    "Filing Deadline" means the date that is 30 days after the Closing Date.

f.    "Investor" means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

g.    "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

h.    "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

i.    "Registrable Securities" means (i) the Common Shares and (ii) any shares of capital stock issued or issuable with respect to the Common Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

j.    "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

k.   "Required Holders" means the holders of at least a majority of the Registrable Securities.

l.    "Required Registration Amount" for the Registration Statement means the number of Common Shares issued pursuant to the Securities Purchase Agreement subject to adjustment as provided in Section 2(d).

m.   "Rule 415" means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

n.    "SEC" means the United States Securities and Exchange Commission.

o.    "Trading Day" means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on which exchange or market for less than 4.5 hours.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2. Registration.

a.    Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, use its commercially reasonable efforts to file with the SEC the Registration Statement on Form F-3 covering the resale of at least the number of shares of Common Stock equal to the Required Registration Amount determined as of date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Selling Stockholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. No later than the first Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Notwithstanding anything to the contrary contained herein, the Registration Statement shall cover only the Registrable Securities, but the parties acknowledge that the Company may choose to include, at its option and solely for its convenience, the Registrable Securities on a registration statement with other similar securities, but only if to do so would not materially adversely affect the Investor.

b.    Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be counsel designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

c.    Ineligibility for Form F-3. In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the SEC or the Registrable Securities cease to be Registrable Securities.

d.    Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to this Section 2(d), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90.

e.    Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a "Filing Failure") or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an "Effectiveness Failure") or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made, other than during an Allowable Grace Period (as defined in Section 3(r), pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock as determined in accordance with Section 2(d)) (a "Maintenance Failure") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), subject to Section 2(f) hereof, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor's Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until such Filing Failure is cured; (ii) the day of an Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until such Effectiveness Failure is cured; and (iii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(e) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. Notwithstanding anything herein or in the Securities Purchase Agreement to the contrary, in no event shall the aggregate amount of Registration Delay Payments (other than Registration Delay Payments payable pursuant to events that are within the control of the Company) exceed, in the aggregate, 10% of the aggregate Purchase Price of the Common Shares. Notwithstanding the provisions of this Section 2(e), no Registration Delay Payments shall be payable with respect to any Registrable Securities excluded from a Registration Statement by the election of an Investor.

f.    Selling Shareholder Questionnaire. Each Investor agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex A (a “Selling Shareholder Questionnaire”). The Company shall not be required to include the Registrable Securities of an Investor in a Registration Statement and shall not be required to pay any Registration Delay Payments under Section 2(e) hereof to any Investor who fails to furnish the Company a fully completed Selling Shareholder Questionnaire at least five (5) Trading Days prior to the Filing Deadline or fails to comply with its obligations pursuant to Section 4 hereof.

3.    Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Sections 2(a), 2(c) or 2(d), the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.    The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the "Registration Period"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

c.    The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 20-F and Reports on Form 6-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto described in clause (A) in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without providing contemporaneous notice thereof to Legal Counsel. The Company shall furnish to Legal Counsel, without charge, (i) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

d.    The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, that have not been filed via EDGAR, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, at least one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e.    The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" of the states of the United States reasonably requested by Legal Counsel, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall reasonably promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.    The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as reasonably promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver at least one copy of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also reasonably promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.    The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

h.    If any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

i.    At the reasonable request (in the context of the securities law) of any Investor, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Each Inspector which exercises its rights under this Section 3(i) shall be obligated to execute a non-disclosure agreement containing such reasonable terms as the Company may request. The fees and expenses of the Inspectors shall be borne by the applicable Investor. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j.    The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k.    The Company shall use its commercially reasonable efforts to (i) remain eligible for listing of its securities on the American Stock Exchange and to cause all of the Registrable Securities covered by a Registration Statement to be listed thereon, so long as such Registrable Securities are not listed on the New York State Exchange, Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market (or successor), (ii) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or trading market on which securities of the same class or series issued by the Company are listed, and (iii) without limiting the generality of the foregoing, to use its commercially reasonable efforts for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l.    The Company shall cooperate in all reasonable respects with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m.    If requested by an Investor, the Company shall (i) as soon as reasonably practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

n.    The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

o.    The Company shall make generally available to its security holders as soon as practical, but not later than one hundred and eighty (180)1  days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

p.    The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

q.    Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

r.    Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall reasonably promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed either thirty (30) days in the aggregate in any three-month period or ninety (90) days in the aggregate during any 12-month period beginning on the date the Registration Statement is declared effective (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

s.    All information disclosed in the notices contemplated in this Section 3 shall be kept confidential by the recipient thereof until such information is publicly disclosed by the Company unless disclosure by the recipient is required by law or legal process.

4.    Obligations of the Investors.

a.    At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information in addition to the information required pursuant to the Selling Shareholder Questionnaire, the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b.    Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

c.    Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required.

d.    Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

e.    Each Investor agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M, to the extent applicable, under the 1934 Act or any other applicable rule, regulation or law.

5.    Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company; provided, however, that all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Investor shall be borne by such Investor.

6.    Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, managers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") (it being understood and agreed that Claims shall not include any Claims for loss of market value of the Registrable Securities) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or solely based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b.    In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, agents and employees and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act and their directors, officers, agents and their employees (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

c.    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred and bills therefor are received.

e.    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.    Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities, which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement giving rise to such action or claim for indemnification less the amount of any damages that such seller has otherwise been required to pay in connection with such sale.

8.    Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.    make and keep public information available, as those terms are understood and defined in Rule 144;

b.    file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.    furnish to each Investor so long as such Investor owns Registrable Securities, reasonably promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.    Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement and applicable securities laws.

10.    Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.    Miscellaneous.

a.    A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

b.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Jinpan International Limited
c/o Hainan Jinpan Electric Company
4-1 No. 100 Nanhai Avenue
Jinpan Development Area
Haikou, Hainan 570216 P.R.C.
Telephone: (86) 898-6681-1301
Facsimile: (86) 898-6681-3519
Attention:  Tammy Tan

with a copy to:

Jinpan International (USA) Limited
650 Sylvan Avenue
Englewood Cliffs, NJ 07632
Telephone: (201) 227-0680
Facsimile: (201) 227-0685
Attention: Mark Du

Troutman Sanders LLP
405 Lexington Avenue
New York, NY 10174
Telephone:  (212) 704-6000
Facsimile: (212) 704-6288
Attention:  Henry I. Rothman

If to the Buyer:

CD Investment Partners, Ltd.
111 South Wacker Drive, Suite 3950
Chicago, IL 60606
Telephone:
Facsimile: (312) 559-1288
Attention:  Investment Manager

with a copy to:

Greenberg Traurig, LLC
77 W. Wacker Drive, Suite 2500
Chicago, IL 60601
Telephone:  (312) 456-8400
Facsimile:  (312) 456-8435
Attention:  Peter H. Lieberman
Todd A. Mazur

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

e.    Any dispute between the parties hereto shall be finally resolved by arbitration in accordance with the Rules of the International Chamber of Commerce, by three (3) arbitrators appointed in accordance with the said rules.  The decision of the arbitrators shall be final, binding on the parties, and not subject to appeal.  The language of the arbitration shall be English and the place of arbitration shall be New York.  The parties hereby expressly waive any right of appeal to any court having jurisdiction on any question of fact or law. Without prejudice to the other provisions of this Agreement, no party shall be entitled to suspend its performance of this Agreement by reason only of the reference of any matter or dispute to an arbitral tribunal.

f.    A judgment on the arbitrators' award may be entered in any court having jurisdiction over the parties. The parties hereby consent to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for such purposes, provided, however, that, if (but only if) such United States District Court does not have jurisdiction, the parties hereby consent to the non-exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan for such purposes (such United States District Court or, in the absence of jurisdiction, any such court of the State of New York, being herein referred to as a "Consented Court"). Each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to the enforcement of any judgment of the arbitrators brought in a Consented Court, irrevocably waives any claim that any such suit, action or proceeding brought in such Consented Court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in such Consented Court for the enforcement of any judgment of the arbitrators, that such Consented Court does not have jurisdiction over such party.

g.    The Company agrees to indemnify the Buyer against any loss incurred by the Buyer as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Buyer is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Buyer.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

h.    To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

i.    This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

j.    Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

k.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

l.    This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

m.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

n.    All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

o.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

p.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

q.    The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

r.    Any default or delay in the performance of any of the Company’s obligations under this Agreement shall be excused if the default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God, labor disputes, strikes or lockouts, wars, rebellions, revolutions or terrorist activity, riots or civil disorders, accidents or unavoidable casualties, suspension or moratorium on stock market or other capital markets activity, interruptions in third party transportation or communications facilities or delays in transit or communications, or any other unforeseen cause, whether similar or dissimilar to those enumerated, beyond the Company’s reasonable control. The period for which the default or delay in performance shall be excused shall be extended for the number of Business days during which the event giving rise to the excuse extends.

* * * * * *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

JINPAN INTERNATIONAL LIMITED

By:	/s/
Name: Title:

BUYERS:

CD INVESTMENT PARTNERS, LTD.

By:	/s/
Name: Title:

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[         ]
[         ]
[         ]
Attention: [     ]
Re:    Jinpan International Limited

Ladies and Gentlemen:

We are [I am] counsel to Jinpan International Limited, a British Virgin Islands corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), entered into by and between the Company and CD Capital Partners, Ltd. (the "Holder") pursuant to which the Company issued to the Holders its shares of the Company's Common Stock, par value $0.018 per share (the "Common Stock"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holder (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2006, the Company filed a Registration Statement on Form F-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names of the Holder as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

1

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holder pursuant to the Registration Statement.

Very truly yours, [ISSUER'S COUNSEL] By:

CC:    CD Investment Partners, Ltd.

2

EXHIBIT B

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The following table sets forth information about the number of shares owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by any such selling stockholders may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of December __, 2006. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly.

None of the selling stockholders are broker-dealers and none of the selling stockholders are affiliates of broker-dealers. All selling stockholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness and for as long as they are participants in the offering.

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of shares described below.

1

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering

(1) [Buyers]			0

(1)

2

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M, to the extent applicable, may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

ANNEX A

JINPAN INTERNATIONAL LIMITED

SELLING SHAREHOLDER QUESTIONNAIRE

The undersigned beneficial holder of common stock, par value $0.018 per share (the Common Stock”), of Jinpan International Limited, a British Virgin Islands corporation (the “Company”), understands that the Company proposes to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Common Stock in accordance with the terms of the Registration Rights Agreement, dated as of December __, 2006 (the “Registration Rights Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The Registration Statement has not yet been filed or declared effective by the SEC. In order to sell or otherwise dispose of any Common Stock pursuant to the Registration Statement, a beneficial owner of the Common Stock generally will be required to be named as a selling shareholder in the related prospectus, deliver a prospectus to each purchaser of Common Stock and comply with the provisions of the Registration Rights Agreement that are applicable to such beneficial owner (including certain indemnification provisions). Any beneficial owner of Common Stock who wishes to include its shares in the registration Statement must deliver to the Company a properly completed and signed Selling Shareholder Questionnaire. Unless a beneficial owner completes, signs and deliverers to the Company this Selling Shareholder Questionnaire, such beneficial owner will not be entitled to use the related prospectus.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. In addition, the answers to this Selling Shareholder Questionnaire shall constitute information to be furnished by the undersigned beneficial owner and, as such, would be the subject of certain indemnities provided by the undersigned beneficial owner pursuant to the Registration Rights Agreement. Accordingly, holders and beneficial owners of Common Stock are advised to consult their owner securities law counsel regarding the consequence of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

The undersigned beneficial owner by signing and returning this Selling Shareholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Shareholder Questionnaire, and confirms that it is bound by the terms and conditions of the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete.

Questionnaire

BIOGRAPHICAL INFORMATION

1.    Name and Address

Please print or type your full name, telephone number and address (including zip code) and Social Security Number (or EIN). If you are not the “beneficial owner” (see the Appendix), please provide the information for you and for the “beneficial owner,” disclosing who is the record owner and who is the “beneficial owner.”

NAME:

TELEPHONE NUMBER:

ADDRESS:

SOCIAL SECURITY OR EMPLOYER IDENTIFICATION NUMBER:

CONTACT NAME:

E-MAIL ADDRESS:

OWNERSHIP OF SHARES

2.    Security Holdings

(a)	Please provide the full legal name of the selling shareholder:

(b)	Please provide the full legal name of the registered holder (if not the same as (a) above) through which shares of Common Stock listed in (d) below are held.

(c)	Please provide full legal name of the DTC participant (if applicable and if not the same as (b) above) through which shares of Common Stock listed in (d) below are held.

(d)
Please list in the table below the number of shares of Common Stock of the Company, or any of its "subsidiaries," as of the date hereof, either directly or as a "beneficial" owner by (1) you, (2) your spouse, minor children, or any relative of yours or your spouse who lives in your home, and (3) and any other "Associate" or “affiliate” of yours.

	Column 1	Column 2	Column 3
Holdings
Holdings Of Spouse, Of Other Minor Children And “Associates”
Class Of Relatives Sharing or "Affiliates"

Securities	Your Holdings	Home (Specify)	(Specify)

If, after reviewing the explanation of the term "beneficial ownership" in the Appendix, you deny "beneficial ownership" of any securities listed under column 2 or 3, please so indicate by placing an asterisk by the securities with respect to which you make such denial and describe the basis upon which your denial is made.

(e)    Please review the definition of "beneficial ownership" contained in the Appendix. Other than those shares listed above in Item (a), are there any other shares of the Company, any of its "subsidiaries," or its parent of which you are the beneficial owner? If so, please list below:

Total Number of Shares Title of Class Beneficially Owned	Nature of Beneficial Ownership

(f)    As to the securities indicated as being beneficially owned in answer to Question 2(d) above, does any person other than the person identified as the beneficial owner have

(i)	the sole or shared power to vote or to direct the vote of any such securities?

Yes                                 No

(ii)	the sole or shared power to dispose or to direct the disposition of any such securities?

Yes                                 No

If the answer is "Yes" to either of the foregoing questions, set forth below the name and address of each person who has either such power or with whom the indicated beneficial owner shares either such power, and explain such voting powers or disposition powers.

ANSWER:

(g)    If you are an entity, please disclose:

(i)
who for the entity has the sole or shared power to vote or to direct the vote of any such securities: ___________________________________
______________________________________________________________________________________________________________

(ii)
who for the entity has the sole or shared power to dispose or to direct the disposition of any such securities: ___________________________
______________________________________________________________________________________________________________

(iii)	Do any of the foregoing persons disclaim beneficial ownership of such securities? Yes No . If so, who?

OPTIONS

3.    Acquisition of Options

As used below, (1) the term "options" includes all options, warrants, or rights to purchase securities other than those issued to security holders on a pro rata basis from the Company, or any of its "subsidiaries;" (2) the term "granted" as applied to options includes any extension, regranting, or material amendment to the terms or conditions under which such options were obtained or may be exercised; and (3) the term "stock appreciation right" refers to a right representing a share of the Company, any of its "subsidiaries" or another person under which right the holder may in the future realize compensation measurable by reference to the future market price of such share.

Were you granted, did you acquire or did you exercise or realize during the period from December 1, 2002 to the present, any options? If yes, please state:

(i)	The title and amount of the securities called for by such option;

(ii)	The purchase price of the securities called for and the expiration dates of such options; and

(iii)	The market value of the securities called for by such options as of the latest practicable date.

ANSWER:

TRANSACTIONS/AFFILIATION WITH THE COMPANY OR OTHER SELLING SHAREHOLDERS (If None, So State)

4.    Transactions/Affiliation with The Company or Other Selling Shareholder

(a)    If you or a relative, spouse, relative of your spouse who is living in your home, or affiliate has had during the period from December 1, 2002 to the present, or now has, any material interest direct or indirect, in any "transaction" or proposed "transaction" to which the Company or any "subsidiary" of the Company or any of the other Selling Shareholders was or is to be a party, please describe such "transaction" and your interest therein, the date of such "transaction," and state, where practicable, the amount of such interest. If the interested person is one other than yourself, state his or her name and relationship to you or to the Company or any "subsidiary," or any other Selling Shareholder the nature of his or her interest, the date of such "transaction," and where practicable, the amount of his or her interest. Your response should include, but not be limited to, the following types of "transactions," if any: brokerage discounts, loan arrangements and business arrangements, concurrent or subsequent, with parties to which the Company or other Selling Shareholder pursued a business relationship.

ANSWER:

(b)    If any "transaction" described in the answer to (a) above involved or is to involve the purchase or sale of assets by or to the Company or any of its "subsidiaries" or any other Selling Shareholder otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller within two years prior to the "transaction," the cost to the seller. (In answering this question, please make a separate statement with respect to each "transaction.")

ANSWER:

(c)    If you or a relative, spouse, relative of your spouse who is living in your home, or affiliate is or, within the past year, was, an affiliate of the Company or any of its affiliates or any other Selling Shareholder, please describe the affiliation.

ANSWER:

SECURITIES TO BE OFFERED BY YOU TO THE PUBLIC

5.    Number Of Shares of Common Stock To Be Offered By You

The Company has agreed to register on your behalf shares of Common Stock issued to you (collectively “Shares”). Please list:

No. of Shares being registered:

6.    Plan of Distribution

How do you anticipate that you will sell your Shares (please check all that may be applicable)?

1.	Directly to purchasers
2.	through broker-dealers acting as agents for you
3.	to broker-dealers who may purchase shares as principals
4.	in the over-the-counter market
5.	in negotiated transactions

otherwise (Please describe in the space provided below, if known at this time

NASD AFFILIATION

7.    NASD Affiliation

Please respond to the following questions concerning NASD affiliation.

(a)
Are you or your Associates or Affiliates or any member of your family or their family a Member or a Person Associated with a Member of the NASD, or have a direct or indirect affiliation or association with a member of the NASD?

                         Yes                               No

(b)	Are you, your Associates, or Affiliates an owner (direct or indirect) of stock or other securities of any NASD Member other than securities purchased on the open market?

                         Yes                               No

(c)	Are you or your Associates or Affiliates an Underwriter or Related Person?

                         Yes                               No

(d)	Do you have any oral or written agreement with any NASD member or any associated person of any NASD member concerning the disposition of securities of the Company?

                         Yes                               No

(e)	If your answer to (a) or (c) above is yes:

1.
Have you, your Associates, or Affiliates purchased unregistered securities of the Company within the 180 day period prior to the filing of the Company’s Registration Statement (for purposes of this questionnaire, the date of filing is the date hereof)(the “180 Day Period”)?

                         Yes                               No

2.
Have you, your Associates, or Affiliates entered into any arrangements that provide for the receipt of any item of value or transfer of any warrants, options, or other securities from the Company to an underwriter of the offering described in the Registration Statement or any Related Persons within the 180 Day Period prior?

                         Yes                               No

If you have marked "yes" to any of (a) through (e) above, please briefly describe the facts below.

By signing below you: (i) state to the Company that to the best of you knowledge and belief the above information is correct and complete as of the date of reply to this Questionnaire; and (ii) agree to promptly notify the Company in writing if any of the information changes.

Signature:
Name:		Title:

Dated:	, 2006

PLEASE FAX THE COMPLETED AND EXECUTED
QUESTIONNAIRE, NO LATER THAN DECEMBER __, 2006 TO:

Troutman Sanders LLP
Attention: Joseph Walsh
Telephone: (212)-704-6030
Fax: (212) 704-5919

THIS DOCUMENT REQUIRES A RESPONSE NO LATER THAN DECEMBER __, 2006

APPENDIX

"Affiliate"

The term denotes a person that directly or indirectly controls, or is controlled by, or is under common control with, the Company.

"Associate"

The term denotes (a) any corporation or organization (other than the Company) of which you are an officer or partner or are directly or indirectly, the beneficial owner of ten percent or more of any class of its equity securities; or (b) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; or (c)  your spouse, or any relative of yours or your spouse who shares your home or who is a director or officer of the Company or any of its subsidiaries.

"Beneficial Ownership"

Securities should be considered beneficially owned by any person, even though the securities may not be registered in the name of that person, if benefits substantially equivalent to those of ownership of the securities are enjoyed by that person by reason of any contract, understanding, relationship, or agreement or other arrangement.

Specifically, a beneficial owner of a Company's stock includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (I) voting power (which includes the power to vote, or to direct the voting of such stock) and/or (ii) investment power (which includes the power to dispose, or to direct the disposition of such stock).

In addition to the foregoing, a person is deemed to be the beneficial owner of a Company's stock if such person has the right to acquire beneficial ownership of such stock at any time within sixty days, including any such right so acquired through (a) the exercise of an option, warrant, or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account, or similar arrangement. However, if a security or power described in clauses (a), (b), or (c) is acquired in order to change or influence the control of a company, the holder of the security or power is deemed to be the beneficial owner without regard to such sixty-day period.

"Executive Officer"

The term refers to the president, any vice-president in charge of a principal business function (such as sales, administration or finance), secretary, treasurer, or any other person performing similar policy-making functions.

"Family Relationship"

The term refers to any relationship by blood, marriage, or adoption, not more remote than first cousin.

“Member”

A “member” means any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD").

"Person or Persons"

The term denotes any natural person, company, government, political subdivision, agency or instrumentality of a government.

“Person Associated with a Member”

A person associated with a Member means: (1) a natural person who is registered or has applied for registration under the Rules of the NASD; (2) a sole proprietor, partner, officer, director, or branch manager of a member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a member, whether or not any such person is registered or exempt from registration with the NASD under the NASD’s By-Laws or the Rules of the NASD.

"Personal Benefits"

The term refers to the value of personal benefits which are not directly related to a person's job performance, furnished by a company (or subsidiaries) directly, or through third persons.

"Subsidiary"

An entity owned wholly or partially by the Company.

"Transaction"

The term "transaction" is to be understood in its broadest sense, and includes the direct or indirect receipt of anything of value.

Underwriter or a Related Person

An Underwriter or Related Person means a broker dealer registered with the NASD, and Underwriter's counsel, financial consultants and advisors, finders, members of the selling or distribution group, any member participating in the public offering, and any and all other persons associated with or related to and members of the immediate family of any such persons.